UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

(44) 203 325 0660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01Entry into a Material Definitive Agreement.

Finance Contract

On June 29, 2017, LivaNova Plc (the “Company”) along with its subsidiaries, Sorin CRM S.A.S. and Sorin Group Italia S.r.l. (together, the “Borrowers”) entered into a finance contract (the “Finance Contract”) with the European Investment Bank (the “EIB”) by which the EIB established a credit facility in the amount of €100 million in favor of the Borrowers, which facility can be drawn in up to two tranches, each in a minimum amount of €50 million (or US dollar equivalent). Drawdowns must occur by December 30, 2018, and the last repayment date of any tranche will be no earlier than four years and no later than eight years after the disbursement of the relevant tranche. Loans under the facility contemplated by the Finance Contract are subject to certain covenants and other terms and conditions.

The foregoing description of the Finance Contract does not purport to be complete and is qualified in its entirety by reference to the full texts thereof filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Finance Contract among the European Investment Bank, LivaNova Plc, Sorin CRM S.A.S., and Soring Group Italia S.r.l. dated June 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: July 6, 2017	By:	/s/ Catherine Moroz
	Name:	Catherine Moroz
	Title	Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Finance Contract among the European Investment Bank, LivaNova Plc, Sorin CRM S.A.S., and Soring Group Italia S.r.l. dated June 29, 2017.

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